EXHIBIT 99.1

Bioheart, Inc. Announces receipt of $2.8 million in proceeds from Pipe Financing

SUNRISE, Fla., July 9, 2009 -- Bioheart, Inc. (BHRT.OB) (the “Company”) today announced that commencing on October 1, 2008, and through July 7, 2009, Bioheart, Inc. (the “Company”) has received proceeds in the amount of $2,855,830 from the placement of restricted common stock and warrants under its current offering under Regulation D (the “Offering”). The maximum number of shares of Common Stock to be issued in connection with the Offering (including common stock underlying the warrants) is 3,737,500 shares, of which 559,351 shares are remaining. The term of the Offering recently was extended through October 2009.

The Company’s securities counsel, Sichenzia Ross Friedman Ference LLP, has advised the Company in connection with the Offering, which consists of units comprised of ten shares of common stock, at a per share price that represents a 10% discount to the average of the closing prices for the Company’s common stock for the five trading days preceding each subscription date, as quoted on the OTCBB, together with 30% warrant coverage with an exercise price that is 120% of the per share price for the common stock comprising the unit.

About Bioheart, Inc.

Bioheart, Inc. (BHRT.OB) is committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases. Its goals are to improve a patient's quality of life and reduce health care costs and hospitalizations. Specific to biotechnology, the Company is focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Its lead product candidate, MyoCell®, is an innovative clinical muscle-derived stem cell therapy designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. The Company's pipeline includes multiple product candidates for the treatment of heart damage, including Bioheart Acute Cell Therapy, an autologous, adipose tissue-derived stem cell treatment for acute heart damage, and MyoCell® SDF-1, a therapy utilizing autologous cells that are genetically modified to express additional potentially therapeutic growth proteins. For more information on Bioheart, visit www.bioheartinc.com.

(MyoCell and MyoCell SDF-1 are trademarks of Bioheart, Inc.)

Forward-Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as "may", "will", "to", "plan", "expect", "believe", "anticipate", "intend", "could", "would", "estimate", or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to obtain additional financing; (ii) our ability to control and reduce our expenses; (iii) our ability to establish a distribution network for and commence distribution of certain products for which we have acquired distribution rights; (iv) our ability to timely and successfully complete our clinical trials; (v) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (vi) the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; (vii) our dependence on the success of our lead product candidate; (viii) our inability to predict the extent of our future losses or if or when we will become profitable; (ix) our ability to protect our intellectual property rights; and (x) intense competition. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section entitled "Risk Factors" in its Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 10-K/A and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

Contact:

At the Company:

Howard J. Leonhardt, Chief Executive Officer
(954) 835-1500

Investor Relations:

RedChip Companies, Inc.
Dave Gentry
(800) 733-2447, Ext. 104
info@redchip.com

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